Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
SVP FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS RECORD FIRST QUARTER 2023 RESULTS

◾	Reported sales of $472 million increased 2%; organic sales increased 4%

◾	Reported operating margin of 18.0%, up 260 bps; adjusted operating margin of 17.9%, up 220 bps

◾	Reported EPS of $1.93, up 20%; adjusted EPS of $1.92, up 18%

◾	Year-to-date operating cash flow of $33 million and free cash flow of $28 million, a significant increase on prior year

◾	Acquired the assets of Enware Australia Pty. Limited (“Enware”) in an all-cash transaction on March 31, 2023

*Performance relative to first quarter in 2022

North Andover, Mass., May 3, 2023 -- Watts Water Technologies, Inc., (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the first quarter of 2023.

Chief Executive Officer Robert J. Pagano Jr. commented, “We continued our solid execution into 2023 and delivered another record quarter. We drove organic sales growth in all regions despite the challenging comparison to a very strong first quarter in 2022 and generated record operating earnings, operating margin and EPS. As a result of our first quarter performance and our second quarter expectations, we are increasing our full year 2023 adjusted operating margin outlook to a range of 15.7% to 16.3% from our previous outlook of 15.4% to 16.0%, while maintaining our incremental investments. Although we continue to anticipate softer market conditions as 2023 progresses, we are maintaining our full year 2023 organic sales growth outlook of negative 5% to positive 2%. This would not be possible without the strong execution by the Watts team, and I would like to thank our employees who have remained focused on delivering quality and value to our customers.”

Mr. Pagano continued, “I would also like to announce that at the beginning of the second quarter we acquired the primary business assets of Enware located near Sydney, Australia. Enware is a leading supplier of specialty plumbing and safety equipment used in the Australian institutional and commercial end markets, revenues of approximately $30 million USD annually. The acquisition of Enware aligns with our strategy to expand geographically into countries with mature and enforced plumbing codes. Enware will enhance our product offering and channel access in the Australian marketplace. We welcome the Enware employees to the Watts family and look forward to integrating Enware’s strong brand into our portfolio.”

A summary of first quarter financial results is as follows:

	First Quarter Ended
	March 26,	March 27,
(In millions, except per share information)	2023	2022	% Change
Sales	$471.7	$463.2	2%

Net income	64.7	54.5	19%

Diluted net income per share	$1.93	$1.61	20%

Special items (1)	(0.01)	0.02

Adjusted earnings per share (1)	$1.92	$1.63	18%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

First Quarter Financial Highlights

First quarter 2023 performance relative to first quarter 2022

●	Sales of $472 million increased 2% on a reported basis and 4% organically due to low-single digit organic growth in the Americas and Europe and double-digit growth in APMEA. Unfavorable foreign exchange movements reduced sales by approximately $9 million, or 2%.
●	Operating margin increased 260 basis points on a reported basis and 220 basis points on an adjusted basis, primarily due to price and productivity, which more than offset inflation, lower volume and incremental investments.

Regional Performance

Americas

o	Sales of $323 million increased 3% on a reported basis and an organic basis with growth across all platforms, primarily driven by price.
o	Operating margin increased 400 basis points on a both a reported basis and an adjusted basis as benefits from price realization, mix and productivity more than offset inflation, lower volume and incremental investments.

Europe

o	Sales of $128 million decreased 1% on a reported basis, which included unfavorable foreign exchange movements of 5%. Organic sales increased 4%, primarily driven by price, with sales growth in plumbing and HVAC products, offset partly by a decline in sales of drains products. Sales growth in the quarter was negatively impacted by approximately 1% due to our decision to exit all direct sales into Russia effective April 1, 2022.
o	Operating margin decreased 120 basis points on a reported basis and 250 basis points on an adjusted basis as benefits from increased price and productivity were more than offset by inflation and lower volume.

Asia-Pacific, Middle East and Africa (“APMEA”)

o	Sales of $20 million increased 4% on a reported basis, which included unfavorable foreign exchange movements of 7%. Organic sales increased 11% driven by growth in China, the Middle East and Australia.
o	Operating margin increased 420 basis points on a reported basis and 490 basis points on an adjusted basis. Reported and adjusted margins both benefited from increased trade and affiliate sales volume, price and productivity, which more than offset inflation.

Cash Flow and Capital Allocation

●	For the first quarter of 2023, operating cash flow was $33 million and net capital expenditures were $5 million, resulting in free cash flow of $28 million. In the comparable period last year, operating cash flow was negative $2 million and net capital expenditures were $6 million, resulting in negative free cash flow of $8 million. Operating and free cash flow increased due to higher net income and reduced working capital investment. We expect improvement in free cash flow throughout 2023 due to normal seasonality.

●	The Company repurchased approximately 22,000 shares of Class A common stock at a cost of $3.7 million during the first quarter.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss first quarter 2023 results on Thursday, May 4, 2023, at 10:00 a.m. EDT. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the webcast, the call recording will be available at the same address until May 4, 2024.

The Company's 2023 Annual Meeting of Stockholders will be held at 9:00 a.m. EDT on Wednesday, May 17, 2023 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected 2023 financial results and our ability to manage challenging macro-economic and softer market conditions. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected savings associated with our cost-cutting actions, restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; the war in Ukraine; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	March 26,	March 27,
	2023	2022
Net sales	$471.7	$463.2
Cost of goods sold	253.6	264.6
GROSS PROFIT	218.1	198.6
Selling, general and administrative expenses	133.7	126.1
Restructuring	(0.3)	1.0
OPERATING INCOME	84.7	71.5
Other (income) expense:
Interest income	(0.4)	(0.1)
Interest expense	1.5	1.4
Other expense, net	0.1	0.3
Total other expense	1.2	1.6
INCOME BEFORE INCOME TAXES	83.5	69.9
Provision for income taxes	18.8	15.4
NET INCOME	$64.7	$54.5

BASIC EPS
NET INCOME PER SHARE	$1.94	$1.62
Weighted average number of shares	33.4	33.7
DILUTED EPS
NET INCOME PER SHARE	$1.93	$1.61
Weighted average number of shares	33.5	33.8
Dividends declared per share	$0.30	$0.26

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	March 26,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$311.8	$310.8
Trade accounts receivable, less reserve allowances of $11.7 million at March 26, 2023 and $10.7 million at December 31, 2022	269.8	233.8
Inventories, net:
Raw materials	151.6	138.0
Work in process	24.4	21.0
Finished goods	225.2	216.6
Total Inventories	401.2	375.6
Prepaid expenses and other current assets	31.0	30.4
Total Current Assets	1,013.8	950.6
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	603.2	595.6
Accumulated depreciation	(407.3)	(398.8)
Property, plant and equipment, net	195.9	196.8
OTHER ASSETS:
Goodwill	593.6	592.4
Intangible assets, net	110.8	113.7
Deferred income taxes	18.1	17.8
Other, net	57.8	59.6
TOTAL ASSETS	$1,990.0	$1,930.9

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$151.3	$134.3
Accrued expenses and other liabilities	183.0	174.6
Accrued compensation and benefits	61.9	69.8
Total Current Liabilities	396.2	378.7
LONG-TERM DEBT	147.8	147.6
DEFERRED INCOME TAXES	25.7	26.2
OTHER NONCURRENT LIABILITIES	74.5	77.8
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,414,400 shares at March 26, 2023 and 27,314,679 shares at December 31, 2022	2.7	2.7
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 5,958,290 shares at March 26, 2023 and at December 31, 2022	0.6	0.6
Additional paid-in capital	658.1	651.9
Retained earnings	831.6	795.3
Accumulated other comprehensive loss	(147.2)	(149.9)
Total Stockholders' Equity	1,345.8	1,300.6
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,990.0	$1,930.9

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 26,	March 27,
	2023	2022
OPERATING ACTIVITIES
Net income	$64.7	$54.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	7.0	7.2
Amortization of intangibles	3.0	3.1
Loss on disposal and impairment of long-lived asset	0.2	1.3
Stock-based compensation	4.0	3.3
Deferred income tax	(0.7)	5.8
Changes in operating assets and liabilities:
Accounts receivable	(34.8)	(43.2)
Inventories	(23.9)	(34.7)
Prepaid expenses and other assets	(1.9)	—
Accounts payable, accrued expenses and other liabilities	15.8	0.7
Net cash provided by (used in) operating activities	33.4	(2.0)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(5.1)	(5.6)
Net cash used in investing activities	(5.1)	(5.6)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	30.0	60.0
Payments of long-term debt	(30.0)	—
Payments for tax withholdings on vested stock awards	(14.6)	(12.6)
Payments for finance leases and other	(0.7)	(0.2)
Proceeds from share transactions under employee stock plans	0.1	—
Payments to repurchase common stock	(3.7)	(42.9)
Dividends	(10.1)	(9.0)
Net cash used in financing activities	(29.0)	(4.7)
Effect of exchange rate changes on cash and cash equivalents	1.7	(2.9)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1.0	(15.2)
Cash and cash equivalents at beginning of year	310.8	242.0
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$311.8	$226.8

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	First Quarter Ended
	March 26, 2023	March 27, 2022
Americas	$323.2	$313.9
Europe	128.3	129.9
APMEA	20.2	19.4
Total	$471.7	$463.2

	Operating Income
	First Quarter Ended
	March 26, 2023	March 27, 2022
Americas	$72.5	$57.9
Europe	19.2	21.1
APMEA	4.0	3.0
Corporate	(11.0)	(10.5)
Total	$84.7	$71.5

	Intersegment Sales
	First Quarter Ended
	March 26, 2023	March 27, 2022
Americas	$2.0	$3.0
Europe	5.6	7.1
APMEA	22.1	23.5
Total	$29.7	$33.6

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, and the related income tax impacts on these items. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	First Quarter Ended
	March 26,	March 27,
	2023	2022

Net sales	$471.7	$463.2

Operating income - as reported	$84.7	$71.5
Operating margin %	18.0%	15.4%

Adjustments for special items:
Restructuring	$(0.3)	$1.0

Operating income - as adjusted	$84.4	$72.5
Adjusted operating margin %	17.9%	15.7%

Net income - as reported	$64.7	$54.5

Adjustments for special items - tax effected:
Restructuring	$(0.2)	$0.7

Net income - as adjusted	$64.5	$55.2

Diluted earnings per share - as reported	$1.93	$1.61
Adjustments for special items	(0.01)	0.02
Diluted earnings per share - as adjusted	$1.92	$1.63

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	First Quarter Ended					First Quarter Ended
	March 26, 2023					March 27, 2022
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$323.2	128.3	20.2	—	471.7	$313.9	129.9	19.4	—	463.2

Operating income (loss) - as reported	$72.5	19.2	4.0	(11.0)	84.7	$57.9	21.1	3.0	(10.5)	71.5
Operating margin %	22.4%	15.0%	19.7%		18.0%	18.4%	16.2%	15.5%		15.4%

Adjustments for special items	$0.1	(0.4)	—	—	(0.3)	$0.1	1.0	(0.1)	—	1.0

Operating income (loss) - as adjusted	$72.6	18.8	4.0	(11.0)	84.4	$58.0	22.1	2.9	(10.5)	72.5
Adjusted operating margin %	22.5%	14.6%	19.7%		17.9%	18.5%	17.1%	14.8%		15.7%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales March 26, 2023	$323.2	$128.3	$20.2	$471.7
Reported net sales March 27, 2022	313.9	129.9	19.4	463.2
Dollar change	$9.3	$(1.6)	$0.8	$8.5
Net sales % increase (decrease)	3.0%	(1.2)%	4.1%	1.8%
Decrease due to foreign exchange	0.4%	5.3%	6.7%	2.1%
Organic sales increase	3.4%	4.1%	10.8%	3.9%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 26,	March 27,
	2023	2022

Net cash provided by (used in) operations - as reported	$33.4	$(2.0)
Less: additions to property, plant, and equipment	(5.1)	(5.6)
Free cash flow	$28.3	$(7.6)

Net income - as reported	$64.7	$54.5

Cash conversion rate of free cash flow to net income	43.7%	(13.9)%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	March 26,	December 31,
	2023	2022

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	147.8	147.6
Less: Cash and cash equivalents	(311.8)	(310.8)
Net debt	$(164.0)	$(163.2)

Net debt	$(164.0)	$(163.2)
Plus: Total stockholders' equity	1,345.8	1,300.6
Capitalization	$1,181.8	$1,137.4

Net debt to capitalization ratio	(13.9)%	(14.3)%

TABLE 6

2023 FULL YEAR OUTLOOK - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2023 Outlook
Approximately
Net Sales
Reported net sales growth	(4.0)% to 3.0%
Forecasted impact of acquisition / FX	(1.0)%
Organic sales growth	(5.0)% to 2.0%

Operating Margin
Operating margin range	15.7% to 16.3%
Forecasted restructuring / other costs	0.0%
Adjusted operating margin range	15.7% to 16.3%